Exhibit 99.1

LaserCard Corporation Reports Financial Results for FY09 First Quarter

Mountain View, Calif. – July 24, 2008 – LaserCard Corporation (NASDAQ:LCRD), a leading supplier of secure ID solutions, today announced the financial results for its fiscal 2009 first quarter ended June 30, 2008.

Revenues for the first quarter of fiscal 2009 were $10.7 million, compared with $7.3 million in the prior quarter and $7.9 million in the same quarter a year ago.  The net loss for the first quarter of fiscal 2009 was $1.3 million, or ($0.11) per diluted share, compared with a net loss of $3.3 million or ($0.27) per diluted share in the prior quarter, and a net loss of $2.4 million, or ($0.20) per diluted share, in the same quarter a year ago.

LaserCard® optical memory card revenues for the quarter were $5.9 million compared with $4.6 million in the first quarter of fiscal 2008.  Revenues from specialty cards and printers totaled $3.6 million compared with $2.9 million from the same quarter a year ago.  Drives, systems and services segment revenue for the quarter was $1.2 million, compared with $400,000 in the first quarter of the prior year.

Cash
LaserCard Corporation’s cash, cash equivalents, and investments were $13.8 million at June 30, 2008 compared with $18.5 million at March 31, 2008.  Subsequent to quarter end, the company received $5.8 million in cash in line with its standard terms and conditions of sale for the future delivery of optical cards, encoders and personalization systems.

Quarter Highlights

•	Orders received from the U.S. Department of Homeland Security for secure encoders, software and sample cards for the next generation U.S. Green Card program

•	Orders received totaling $4.7 million from the Kingdom of Saudi Arabia for the nation’s National ID Card program

•	Order received valued at $1.1 million from the government of Italy for its Foreign Resident Card program

•	Acceptance received from the government of Costa Rica for the completed installation of its Foreign Resident ID management system, enabling revenue recognition of $1.7 million

•	Optical memory card backlog of $4.9 million at June 30, 2008

“I am very pleased to join LaserCard at this time to guide the company’s continuing transformation from a supplier of core ID technology to a provider of comprehensive secure ID solutions, from data capture to card issuance.  We have an extraordinary opportunity before us,” said Bob DeVincenzi, president and CEO.  “An important pillar of this model is our enabling services strategy, in which we assume responsibility for certain services components of an ID management program, not just the supply of optical cards and associated technology. Initially launched in support of the Kingdom of Saudi Arabia’s National ID program, the success of this strategy is demonstrated by our recent achievements in Costa Rica.  LaserCard has shown its ability to accelerate a system implementation while ensuring optimum efficiency of the process and consistent high quality of the finished cards.”

Earnings Results Conference Call
LaserCard will hold a conference call to discuss the company's fiscal 2009 first quarter results today, July 24, 2008, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 630-395-0018 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 402-220-5071.  You will need to reference the passcode “LaserCard” and the conference leader “Robert DeVincenzi.”  To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com.  The Internet Webcast will be archived for one year.

About LaserCard Corporation
LaserCard Corporation is a leading provider of secure ID solutions to governments and commercial clients around the world, and also manufactures a wide range of advanced, secure identity documents. These ID documents include the LaserCard® optical memory card and hybrid cards combining optical memory with contact, contactless and RFID chip technology. The Company’s cards and systems are widely used in countries around the world, including the United States, Canada, Italy, India and the Kingdom of Saudi Arabia, for demanding applications including border security, government service provision and facility access. LaserCard’s wholly-owned German subsidiary, Challenge Card Design Plastikkarten GmbH, manufactures and offers a wide range of high quality specialty cards, plus card personalization and ID management solutions under the CCD and Cards & More brands.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates.  Examples of forward-looking statements in this release include our transformation to a provider of comprehensive secure ID solutions and the significance of our enabling services strategy to our business.  This and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our enabling services strategy continues to be successful and is chosen as a component of a total solution by prime contractors, our ability to continue to accelerate program roll-out while ensuring optimum efficiency of the process and consistent high quality of finished cards, as well as the risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission.  Due to these and other risks, future actual results could differ materially from the Company’s expectations.  These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

LASERCARD CORPORATION AND SUBSIDIARIES
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	June 30,
	2008	2007

Revenues	$10,722	$7,855
Cost of sales (includes $137 and $66 stock-based compensation in
the three month period ended June 30, 2008 and 2007, respectively)	7,255	6,194
Gross profit	3,467	1,661

Operating expenses:
Selling, general, and administrative expenses (includes
$337 and $311 stock-based compensation in the three
months ended June 30, 2008 and 2007, respectively)	3,900	3,489
Research and development expenses (includes $64 and $60
stock-based compensation in the three months ended
June 30, 2008 and 2007, respectively)	860	788
Total operating expenses	4,760	4,277
Operating loss	(1,293)	(2,616)

Other income, net	46	241

Loss before income taxes	(1,247)	(2,375)

Income tax (benefit)	27	(16)

Net loss	$(1,274)	$(2,359)

Net loss per share:
Basic	$(0.11)	$(0.20)
Diluted	$(0.11)	$(0.20)

Weighted-average shares of common stock
used in computing net income (loss) per share:
Basic and diluted	11,991	11,866

LASERCARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands )

	June 30,	March 31,
	2008	2008*
ASSETS
Current assets:
Cash and cash equivalents	$1,142	$5,583
Accounts receivable, net of allowance of $48 at June 30, 2008	5,649	2,952
and $35 at March 31, 2008
Inventories, net of reserve of $908 at June 30, 2008	13,454	13,080
and $913 at March 31, 2008
Deferred contract costs	224	303
Equipment held for resale	118	89
Prepaid and other current assets	2,106	1,618
Total current assets	22,693	23,625

Property and equipment, net	11,124	11,700
Long-term investments	12,702	12,875
Long-term deferred contract costs	481	561
Long-term equipment held for resale	6,722	6,599
Patents and other intangibles, net	417	402
Notes receivable	267	269
Other non-current assets	275	275
Total assets	$54,681	$56,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,711	$2,561
Accrued liabilities	2,588	3,221
Deferred income tax liability	412	405
Advance payments from customers	2,455	3,060
Deferred revenue	492	589
Capital lease obligation	30	30
Total current liabilities	8,688	9,866

Capital lease obligation, net of current portion	67	76
Accrued Liabilities, net of current portion	264	-
Advance payments from customers	23,770	23,770
Deferred revenue	3,508	3,437
Deferred rent	1,243	1,168
Income tax payable	263	263
Total liabilities	37,803	38,580

Stockholders' equity:
Common stock	120	120
Additional paid-in capital	64,479	63,868
Accumulated deficit	(47,141)	(45,867)
Accumulated other comprehensive income	(580)	(395)
Total stockholders' equity	16,878	17,726

Total liabilities and stockholders’ equity	$54,681	$56,306

*Amounts derived from audited consolidated financial statements